Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 11, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   EZJR, Inc.

Dear Sirs:

We were previously the principal auditors for EZJR, Inc. and we reported on the financial statements of EZJR, Inc. for the period from inception, August 14, 2006 to March 31, 2009. We have read EZJR's statements under
Item 4 of its Form 8-K, dated August 11, 2009, and we agree with such statements.

For the most recent fiscal period through to August 11, 2009, there have been no disagreements between EZJR, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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